Exhibit 10.24

Nutriband

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of Dec 7 2020, between Nutriband Inc, a Nevada corporation (the "Company") and BPM Med Ltd. (the "Purchaser").

WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue to the Purchaser **81,396** Shares of the Company's securities upon the terms and conditions set forth in this Stock Purchase Agreement (the "Agreement");

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, it is hereby agreed as follows:

1. Purchase Price; Issuance.
In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, the Purchaser hereby subscribe for **81,396** shares ("Shares") of common stock of the Company, par value $0.001 per share ("Common Stock") for the purchase price of **$8.60** per Share (the "Initial Share Price").

- **Delivery and Payment**:

Delivery of and payment for the Shares shall be completed by wire transfer and stock issuance through First American Stock Transfer Inc.

1. The Company represents and warrants to the Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company has not failed to qualify to transact business as a foreign corporation in any jurisdiction where the failure to be so qualified would materially

and adversely affect the business, properties, prospects or financial condition of the Company ("Material Adverse Effect").

(b) This Agreement and the issuance of the Shares have been authorized by the Company's board of directors and, when executed by the Company and the Purchaser, this Agreement constitutes and will constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and except that remedies that the granting of equitable relief are in the discretion of the court. The \Shares, when issued upon payment of the Purchase Price pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

(c) The outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and non-assessable, and have been issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws.

(d) The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect.

(e) The Company has no agreements or understandings relating to any additional funding, and cannot give any assurance that it will be able to obtain such funding on reasonable, if any, terms. The failure of the Company to obtain funding may materially impair its ability to continue in business.

(f) There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against, or, to the Company's knowledge, facts or circumstances that could reasonably be expected to result in an action, suit, proceeding or investigation being initiated against, the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, if determined adversely to the Company, in a Material Adverse Effect. The Company is not a party to, or to the Company's knowledge named in, any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending.

(g) Subject in part to the truth and accuracy of the Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(h) Neither the Company nor any of its executive officers, directors, 10% or greater shareholders (nor any other Company-related person covered by the applicable statute) is subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act or disclosures described in Rule 506(e).

(i) Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all of the intellectual property necessary for the Company to conduct its business as presently being conducted or contemplated to be conducted in the near future ("Company Intellectual Property") without any known misappropriation or infringement of the rights of others, including prior employees or consultants or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. To the Company's knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company's business. To the Company's knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to

hire) made prior to their employment by the Company, other than those that have been assigned to the Company pursuant to written agreements signed by such employees or consultants or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company's business as now conducted and has executed a non-disclosure and proprietary rights assignment agreement. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 1(i), the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws. No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No person or entity who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company's rights in the Company Intellectual Property.

(j) Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Articles of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement entered into in connection herewith (collectively, the "Transaction Agreements") and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or

the suspension, revocation, forfeiture, or nonrenewal of any material permit or license granted to the Company.

(k) To the Company's best knowledge, the financial statements set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the SEC, fairly present in all respects the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements and reflect the consistent application of accounting principles throughout the periods involved in accordance with generally accepted accounting principles. Since the Company's most recent Quarterly Report, the date of the financial statements included in there have been no changes in the Company's operations or financial condition that would constitute a Material Adverse Effect.

(l) No Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against in the Company's balance sheet as of the Company's most recent Quarterly Report on Form 10-Q, the Company has no liabilities or obligations of any kind, including, without limitation, environmental, employment, ERISA or income tax obligations, whether absolute, accrued, contingent or otherwise.

(m) Disclosure. The Company has made available to any Purchaser who so requested all the information reasonably available to the Company that such Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at each Closing contains any untrue statement of a material fact or, to the Company's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The representations and warranties of the Company set forth in this Section 2 are true and correct in all l respects and such representations and warranties, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading in light of the circumstances under which they were made.

2. The Purchaser hereby represents, warrants, covenants and agrees as follows:

(a) The Purchaser understands that the offer and sale of the Shares is being made only by means of this Agreement. The Purchaser understands that the Company has not authorized

the use of, and the Purchaser confirms that he is not relying upon, any other information, written or oral, other than material contained in this Agreement and the Company's filings with the SEC, which are available on the SEC's Edgar system. The Purchaser is aware that the purchase of the Shares involves a high degree of risk and that the Purchaser may sustain, and has the financial ability to sustain, the loss of their entire investment. The Purchaser understands that the Company has generated minimal revenues and is operating at a loss, and can give no assurance that the Company will ever be profitable, and the Company will need additional financing, and the failure of the Company to raise additional funds when required will have a material adverse effect upon its business and its ability to continue in business, and any financing may result in dilution to the Company's stockholders. In purchasing the Shares, the Purchaser is not relying upon any projections, forecasts or any statements of any kind relating to future revenue, earnings, operations or cash flow.

(b) In connection with its purchase of the Shares, the Purchaser understands that the Company's business is subject to numerous risks, including the risk that the Company may not be able to sell all of the ___________ Shares offered, and the Purchaser has the ability to evaluate such risks.

(c) The Purchaser understands that there is no minimum offering and, accordingly, it is possible that the Company may not sell any Shares other than those previously sold, if any, and the Shares purchased by the Purchaser. The failure of the Company to sell all of the Shares offered may impair its ability to continue its business and operations.

(d) The Purchaser is either (i) an accredited investor and the information set forth in the Accredited Investor Questionnaire, which is set forth as Exhibit B [NEED EXHIBIT B], is true and correct, or (ii) not an accredited investor and the Purchaser, either alone or with his purchaser representative(s), if any, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Shares and the information set forth in the Questionnaire for Non-Accredited Investors, which is set forth as Exhibit C, is true and correct.

(e) The Purchaser has such knowledge and experience in financial and business matters as to enable the Purchaser to understand the nature and extent of the risks involved in purchasing the Shares. The Purchaser is fully aware that investments in early stage companies can and sometimes do result in the loss of the entire investment. The Purchaser has engaged its own counsel, accountants and investment advisors to

the extent that the Purchaser deems it necessary.

(f) The Purchaser is acquiring the Shares pursuant to this Agreement for the Purchaser's own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Securities; understands that the Securities are restricted securities within the meaning of Rule 144 of the SEC under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the certificates for the Shares shall bear a standard investment legend. The Purchaser understands the meaning of these restrictions and understands that he may have to hold the Shares indefinitely.

(g) The Purchaser will not transfer any Securities except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to it as to the availability of any exemption.

(h) If the Purchaser is a citizen or resident of any country other than the United States, the Purchaser has taken such steps as he deems necessary to satisfy itself that the purchase of the Shares by the Purchaser is not in violation of the laws of such country.

(i) The Purchaser represents and warrants that no broker or finder was involved directly or indirectly in connection with the Purchaser's purchase of the Shares pursuant to this Agreement. The Purchaser shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Purchaser's warranty contained in this Section 3(j).

(j) The Purchaser acknowledges and agrees that the Company will refuse to register any transfer of the Securities that is not made pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state securities laws.

(k) No person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase any Securities;

(ii) that any person will refund the Purchase Price of any of the Shares; or

(iii) as to the future price or value of any of the Securities.

(l) The funds used to pay the Purchase Price were not and are not directly or indirectly derived from activities that contravene (i) United States federal, state, or international laws and regulations, including anti-money laundering laws and regulations or (ii) anti-money laundering and similar laws and regulations of the country in which the Purchaser is a citizen or resident. United States federal regulations and Executive Orders administered by Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the "OFAC Programs") prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(m) To the best of the Purchaser's knowledge, none of: (i) the Purchaser; (ii) any person controlling or controlled by the Purchaser; (iii) any person having a beneficial interest in the Purchaser; or (iv) any person for whom the Purchaser is acting as agent or nominee in connection with the purchase of the Shares:

(i) is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations; or

(ii) is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below.

(n) The Purchaser is not affiliated with a non-U.S. banking corporation.

(o) The Purchaser's address set forth on the signature page is the Purchaser's true and correct address.

(p) The information provided in the Purchaser's Accredited Investor Questionnaire, which is Exhibit A or Questionnaire for Non-Accredited Investors, which is Exhibit B, is true and correct in all respects. The Purchaser will promptly notify the Company in the event of any change in the Purchaser's status as an accredited investor.

(q) The Purchaser understands that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties and agreements of the Purchaser set forth herein, and the Purchaser acknowledges that he is not relying on any representation or warranty by the Company except as expressly set forth in this Agreement.

(r) Neither the Purchaser nor any affiliate of the Purchaser is a "bad actor" as defined in Section 506(d) of the SEC pursuant to the Securities Act.

3. a) The Company will use its commercially reasonable efforts to file a registration statement covering the Shares ("Covered Shares") within six months from the completion of the sale of the Shares. The offering of the Shares shall be deemed completed when all of the offered Shares (including any additional Shares which may be offered by the Company) have been sold or such earlier date as the Company terminates the offering; provided, however, that the Company may defer or delay the filing of such registration statement in the event that the Company is required by a proposed underwriter of a public offering by the Company to defer the filing. Notwithstanding the aforesaid, if the Company is advised in good faith by its financial advisors in connection with either an underwitten public offering of its Common Stock or in connection with the listing of its securities on the NASDAQ stock exchange that it would be in the best interest of the Company to delay the filing of such registration statement registering the sale of the Shares, then the Company shall be permitted to delay such filing by a reasonable time.

(b) The Company's obligations to keep a registration statement current and effective shall be suspended for an Excusable Reason, as hereinafter defined. If an Excusable Reason shall occur, the Company shall give the holders prompt notice thereof, and the holders shall refrain from thereafter making sales pursuant to the registration statement until the cessation of the Excusable Reason. An "Excusable Reason" shall mean the occurrence of negotiations with respect to a material agreement prior to the either the announcement of the execution of the agreement or the termination of the negotiations with respect to such proposed agreement and other similar material corporate events to which the Company is a party or expects to be a party if, in the reasonable judgment of the Company, disclosure of the negotiations or other event would be required to be included in a registration statement or supplement filed pursuant to the Securities Act or filed with the SEC in a filing which would be incorporated by reference in

such a registration statement and such disclosure would be adverse to the best interests of the Company; provided that the Company is continuing to treat such negotiations as confidential. The Company shall advise the holders in writing of the occurrence and termination of an Excusable Reason.

(c) The following provision of this Section 3(c) shall also be applicable:

(i) The Company shall bear the entire cost and expense of any registration of securities pursuant to Section 3(a) of this Agreement. Any holder whose Covered Shares are included in any such registration statement pursuant to this Section 3 shall, however, bear any transfer taxes or underwriting discounts or commissions applicable to the Covered Shares sold by him pursuant thereto as well as any fees and disbursements of counsel for the holder.

(ii) The Company shall indemnify and hold harmless each holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Covered Shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel shall, if, in the reasonable opinion of counsel for the Company, the representation by such counsel of both the Company and the indemnified parties constitutes a conflict of interest under applicable Code of Professional Responsibility, be separate from counsel for the Company, provided, that the Company shall not be required to pay the fees of more than one firm representing all persons seeking indemnification with respect to such registration statement, including all underwriters engaged by the holders and the controlling persons of such holders and underwriters, which counsel shall be selected by the holders of a majority of shares of Common Stock registered in the offering) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any posteffective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement

or omission or alleged omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that any such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and each other holder, in the manner set forth in this Section 3(c)(ii), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein.

(iii) Within five (5) days after receipt by an indemnified party under Section 3(c)(ii) of this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability under said Section 3(c)(ii) as to the particular item for which indemnification is then being sought, unless such indemnifying party was materially prejudiced from such failure to give timely notice, and will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under said Section 3(c)(ii). If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is, in the opinion of counsel for the indemnifying party, inappropriate under applicable standards of professional conduct because of actual or potential conflicting

interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Section 3(c)(iii) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel reasonably acceptable to the indemnified parties (whether pursuant to this Agreement or any other indemnification agreement if the indemnification results from the same or substantially similar claims) in each jurisdiction), such counsel to be selected as provided in Section 3(c)(ii) of this Agreement; (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under Sections 4(c)(ii) and 4(c)(iii) of this Agreement for any settlement effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

(iv) Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Covered Shares.

(v) In connection with any registration statement filed pursuant to this Section 3, the Company shall supply prospectuses and qualify the Covered Shares for sale in such states as the Company is otherwise registering or qualifying its securities and in such other states, not to exceed ten for all holders, as the holders may reasonably designate, provided, that the Company shall not be required to qualify or register the Covered Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

(vi) As used in this Section 3, the Covered Shares which may be registered shall mean the Covered Shares which have not been sold either pursuant to a registration statement or pursuant to Rule 144 or any similar rule. Notwithstanding the foregoing, if a holder may sell, pursuant to Rule 144 or any subsequent similar rule, all of the Covered Shares which the

holder proposes to sell without restriction on quantity or method of sale, the Company shall not be required to register the holder's Covered Shares.

(vii) As a condition to the inclusion of the Covered Shares of the holder of this Agreement, such holder shall:

(A) furnish such information concerning the holder as may be requested by the Company as to the holder's stock ownership, method of distribution, acquisition and ownership of the Shares and in response to any comments from the SEC, FINRA, any stock exchange or any state securities commission or other governmental body.

(B) furnish the information and indemnification as set forth in Section 3(c)(ii) of this Agreement;

(C) not sell any Shares pursuant to the registration statement except in the manner set forth in the registration statement;

(D) comply with the prospectus delivery requirements and the provisions of Regulation M of the SEC pursuant to the Securities Act to the extent that they apply to sales by the holder; and

(E) agree not to sell or otherwise transfer any Covered Shares pursuant to a registration statement upon receipt of advice from the Company that the registration statement is no longer current until the Holder is advised that the Covered Shares may be sold pursuant to the registration statement.

(d) The Purchaser understands that the legends will not be removed from the stock certificates until the Covered Shares are sold pursuant to the registration statement or Rule 144 unless the broker for the purchaser signs an undertaking satisfactory to the Company and its counsel.

(e) If at any time prior to the sale by the Purchaser of Shares, the Company completes a registered offering of securities for its own account, the Purchaser agrees that they will not sell any Shares for three months after the completion of the offering and will execute any formal lock-up requested by the managing underwriter which is consistent with this Section 3(e).

4. Anti-Dilution. In the event that the Company consummates an underwritten public offering of its securities on or prior to December 31, 2021, the Purchasers shall have the right, exercisable within five days of the effective date of the

registration statement, to exchange or convert all of the Shares purchased by the Purchaser for securities of the same kind and terms as are issued in the public offering in as follows ("Public Offering Securities"), or receive an additional amount of shares of Common Stock, as follows: If the Public Offering Securities are any securities other than Common Stock, the Company will issue to the holders of the Shares such number of Public Offering Securities as is determined by dividing the purchase price of the Shares purchased by the Purchaser pursuant to this Agreement by the initial public offering price of the Public Offering Securities. In the event the Public Offering Securities are Common Stock, then the Company will issue to the holders of the Shares such additional number of shares of Common Stock that would comprise the difference between the aggregate number of Shares purchased hereunder, and the number of shares of Common Stock equal to such number of shares of Common Stock as is determined by dividing the purchase price of the Shares purchased by the Purchaser pursuant to this Agreement by the initial public offering price of the Public Offering Securities. Thus, for example, if an investor purchased 5,000 Shares of Common Stock for $55,000, and, in the public offering, the Company issued Public Offering Securities at a price of $10.00 per Public Offering Unit, the Purchaser would be entitled to an additional 500 shares of Common Stock. These Public Offering Securities would be restricted securities, subject to the same rights as the Purchaser has with respect to the Shares, but also subject to the same rights indicated in Section 3 above ("Registration Rights"). In the event that the Purchaser shall have sold or otherwise transferred some, but not all, of the Shares comprising the Shares purchased pursuant to this Agreement, the Purchaser shall have the right to exchange or convert such number of whole Shares as the Purchaser then owns based on the purchase price of such shares of Common Stock.

5. Use of Proceeds. The Company will use the proceeds from the sale of the Shares to further develop the technology the Company intends to purchase from Rambam Medical Center, located in Israel, as more particularly described and in the amounts indicated in Schedule 5.4 attached hereto and incorporated herein by this reference.

6. Reporting Status. The Company shall use its commercially reasonable best efforts to timely file all periodic reports required to be filed by the SEC pursuant to the Securities Exchange Act of 1934, as amended ("34 Act"), and the Company shall not terminate its status as an issuer required to file reports under the 34 Act even if the 34 Act or the rules and regulations thereunder would otherwise permit such termination.

7. Indemnification.

(a) In consideration of Purchaser's execution and delivery of this Agreement and acquiring the Shares thereunder, and in addition to all of the Company's other obligations under the Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether Purchaser is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by Purchaser as a result of, or arising out of or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby, (c) any cause of action, suit or claim brought or made against Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement in accordance with the terms hereof or any other certificate, instrument or document contemplated hereby, or (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(b) Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, Purchaser shall promptly notify the Company of the claim and, when known, the facts constituting the basis for such claim; provided however, that a failure to provide such notice will not reduce the indemnification obligation hereunder unless, and only to the extent that, such failure to deliver notice materially prejudices the Company. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Company shall specify, if known, the amount or an estimate of the amount of the liability potentially arising therefrom. The Purchaser shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Company, which will not be unreasonably withheld.

(c) Manner of Indemnification. Any indemnification by the Company of the Purchaser shall be effected by payment of cash, wire transfer or delivery of a certified or official bank check in immediately available funds in the amount of the Indemnification Liability.

8. (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, term sheets and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b) Purchaser may assign his rights and obligations under this Agreement, including transferring the purchased Shares to its affiliates and to any other third party without any right of first refusal or similar rights.

(c) All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier or e-mail, upon the date sent. No notice shall be send by telecopier to a person who does not provide a telecopier number. Notices shall be sent to the Company or the Purchaser at the address set forth on the signature page of this Agreement to the attention of the person who executed this Agreement on behalf of such party. Any party may, by like notice, change the address, person, telecopier number or e-mail to which notice shall be sent.

(d) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby (i) irrevocably consents and agrees that any

legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 4(b) of this Agreement (other than by telecopier or e-mail), or (y) by any other method of service permitted by law.

(e) **THE COMPANY AND THE PURCHASER WAIVE THE RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.**

(f) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. The rights of the Purchaser pursuant to Sections 4 and 5 are personal to the Purchaser and may not be assigned or transferred except, in the case of Purchaser who is an individual, to the Purchaser's heirs, estate and legal representatives.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

(h) Words importing the singular number only shall include the plural and vice versa, words importing the masculine, feminine or neuter gender shall include the other genders.

(i) The representations, warranties and covenants set forth in this Agreement or in any other writing delivered in connection with this Agreement and the purchase the Shares shall survive the issuance of the Shares.

(j) Each party shall pay its own expenses in connection with this Agreement

(k) If less than a complete copy of this Agreement is delivered to the Company, the Company and its advisors (including legal counsel) are entitled to assume that the Purchaser accepts and agrees, and the Purchaser shall be deemed to have accepted and agreed, to all of the terms and conditions of the pages not delivered unaltered.

[Signatures on following page]

Please confirm your agreement with the foregoing by signing

this Agreement where indicated. If the Purchaser is purchasing as joint tenants, tenants in common, joint tenants with right of survivorship (JTROS) or as community property owners, all Purchasers should sign a signature page and provide the required identification.

Number of Shares being purchased at **$8.60** per Share: **81,396**

Purchase Price: **$8.60**

Total Purchase Value - $700,000

Name of Purchaser: BPM Med ltd

Signature of Purchaser

Name: Igal Bronfman

Title: CEO

Address of Purchaser: Ilanot 9/59, Kiryat Yam, Israel

Telecopier of Purchaser: +972-52-686-7674

E-mail of Purchaser: info@bpmmed.ltd

Social Security or Taxpayer Identification Number of Purchaser: 516186285

Please attach copy of passport of government-issued identification

Accepted this 7th day of December, 2020

AGREED TO:

Nutriband Inc.
121 South Orange Ave., Suite 1500
Orlando, Florida 32801
Email: gareth@nutriband.com

NUTRIBAND INC.

By:
Name: Gareth Sheridan, CEO

SCHEDULE A

USE OF PROCEEDS

EXHIBIT A

EXHIBIT B